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                                                                   EXHIBIT 3.1.3


                           [THE STATE OF TEXAS SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                                       FOR

                              ATWOOD OCEANICS, INC.
                             CHARTER NUMBER 00252308


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.



DATED MAR. 20,

EFFECTIVE MAR. 20, 1992

[THE STATE OF TEXAS SEAL]
                                                         /s/ JOHN HANNAH JR.
                                                       -------------------------
                                                           Secretary of State

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                                                                         [STAMP]

                              ARTICLES OF AMENDMENT
                                     TO THE
                      RESTATED ARTICLES OF INCORPORATION OF
                              ATWOOD OCEANICS, INC.


         Pursuant to the terms and provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:


                                       I.

         The name of the corporation is Atwood Oceanics, Inc.

                                       II.

         The Restated Articles of Incorporation are hereby amended by adding a new Article X, the full text of which provision is as follows:


                                    ARTICLE X

                  A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,
         (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

                  If the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, as so amended.

                  Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not


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         adversely affect any right or protection of a director of the
         Corporation existing at the time of such repeal or modification.


                                      III.

         The foregoing amendment to the Restated Articles of Incorporation was adopted by the shareholders on February 13, 1992.


                                       IV.

         The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment at the time of such adoption was 6,582,613.


         The holders of 5,549,632 outstanding shares entitled to vote on the amendment voted for adoption of the amendment, the holders of 290,782 shares entitled to vote on the amendment voted against adoption of the amendment, and the holders of 742,199 shares entitled to vote on the amendment either failed to vote or abstained from voting on the amendment.


         DATED: March 10, 1992.


                                           ATWOOD OCEANICS, INC.


                                           By: /s/ ROBERT E. TURRENTINE
                                               ---------------------------------
                                               Robert E. Turrentine, President

THE STATE OF TEXAS   )
                     )
COUNTY OF HARRIS     )

         BEFORE ME, a Notary Public in and for the State of Texas, on this day personally appeared Robert E. Turrentine, President of Atwood Oceanics, Inc., known to me to be the person who executed the within Articles of Amendment on behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated, in the capacity stated, and as the act and deed of said corporation.



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         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 10th day of March,
1992.


                                             /s/ DOLORES A. CORTE
                                       -----------------------------------------
                                       Notary Public In and for the
                                       State of TEXAS

                                       Printed Name of Notary Public
                                           Dolores A. Corte
                                       -----------------------------------------

                                       My Commission Expires:  October 27, 1993

                                       [NOTARY SEAL]






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